Exhibit d(v) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                                    EXHIBIT A
                                     to the
                          Investment Advisory Agreement
                            dated as of May 12, 2001
                         (amended as of April 30, 2004)
                                 by and between
                               Huntington VA Funds
                                       and
                         Huntington Asset Advisors, Inc.


Name of Fund                              Annual Compensation

Huntington VA Growth Fund                 0.60% of average daily net assets

Huntington VA Income Equity Fund          0.60% of average daily net assets

Huntington VA Dividend Capture Fund       0.60% of average daily net assets

Huntington VA Mid Corp America Fund       0.60% of average daily net assets

Huntington VA New Economy Fund            0.60% of average daily net assets

Huntington VA Rotating Markets Fund       0.60% of average daily net assets

Huntington VA Macro 100 Fund              0.60% of average daily net assets

Huntington VA International Equity Fund   0.60% of average daily net assets

Huntington VA Mortgage Securities Fund    0.60% of average daily net assets

Huntington VA Situs Small Cap Fund        0.60% of average daily net assets

All fees are computed daily and paid monthly.

                                    HUNTINGTON VA FUNDS

                                    By:  /s/ George M. Polatas
                                       ---------------------------
                                    Name:  George M. Polatas
                                    Title:  Vice President

                                    HUNTINGTON ASSET ADVISORS, INC.

                                    By:  /s/ B. R. Bateman
                                       ---------------------------
                                    Name:  B. R. Bateman
                                    Title:  President